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                                                                EXHIBIT 10.16a
                           SECOND AMENDMENT AGREEMENT

        THIS SECOND AMENDMENT TO RESIDUAL INTEREST IN SECURITIZATIONS REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Second Amendment") is dated as of November 17, 1998, by and among Consumer Portfolio Services, Inc., a California corporation (the "Company"), and State Street Bank and Trust Company as agent and lender ("State Street"), The Structured Finance High Yield Fund, LLC, as lender and The Prudential Insurance Company of America, as lender. Said lenders are sometimes herein collectively referred to as the "Lenders" and each individually a "Lender". State Street in its capacity as agent for the Lenders hereunder is sometimes herein referred to as the "Agent". This Second Amendment
(i) amends certain provisions of that certain Residual Interest in Securitizations Revolving Credit and Term Loan Agreement dated as of April 30, 1998 by and among the Company, State Street, for itself and as Agent, and the Lenders from time to time party thereto (as amended by a letter agreement dated November 2, 1998 relating to the so-called "Bridge Loan" from Levine, and as further amended by this Second Amendment, the "Loan Agreement") and (ii) ratifies and confirms that certain Pledge and Security Agreement dated as of April 30, 1998 by and among the Company, State Street, for itself and as Agent, and the Lenders (as amended by and through to the date of the First Amendment, the "Pledge and Security Agreement"), together with all other Loan Documents heretofore executed in connection with the Loan Agreement. Certain capitalized terms relating to the transactions contemplated by this Second Amendment are defined in section 1(h) below. Other capitalized terms used herein and not otherwise defined shall have the same meanings herein as in the Loan Agreement.


                                    PREAMBLE

        The Company has advised the Agent and the Lenders that it desires to enter into a Securities Purchase Agreement dated as of the date hereof (the "Levine Subordinated Agreement") with Levine Leichtman Capital Partners II, L.P., a California limited partnership ("Levine") and incur Subordinated Debt thereunder in a principal amount of up to $25,000,000 (the "Levine Subordinated Debt"), subject to the terms and conditions (including the subordination provisions) hereof and of the Levine Subordinated Agreement. The Company's execution of the Levine Subordinated Agreement and incurrence of the Levine Subordinated Debt requires the consent of the Lenders pursuant to certain provisions of the Loan Agreement. The Company has requested, and the Agent and the Lenders have agreed, subject to the terms and conditions set forth herein, that the Loan Agreement and the other Loan Documents be amended to the extent necessary to permit the Company to execute the Levine Subordinated Agreement and incur the Levine Subordinated Debt in accordance with the terms hereof.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Agent, and the Lenders hereby agree as follows:



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        1. Amendments to Loan Agreement.

        (a) Amendment to Section 4. Section 4 (Conditions Precedent to Closing Date and all Subsequent Loans; Conditions to Lending) is hereby amended by adding the following subsection 4.11 thereto:

                "4.11 Levine Subordinated Agreement. The Company and Levine shall have executed the Levine Subordinated Agreement on terms (including subordination terms) satisfactory in the sole discretion of the Lenders.

        (b) Amendment to Section 5. Section 5 (Affirmative Covenants) of the Loan Agreement is hereby amended by adding the following subsection 5.13 thereto:

                "5.13 Notice of Default Under Levine Subordinated Documents. The Company shall immediately notify the Agent and the Lenders of its receipt of any notice of a default or event or default under the Levine Subordinated Agreement."

        (c) Amendment to Subsection 6.1 of the Loan Agreement. Subsection 6.1 of the Loan Agreement is hereby amended by adding the following subsection (k) thereto:

        "(k) Indebtedness of the Company under the Levine Subordinated Debt in a maximum principal amount at any one time outstanding not to exceed $25,000,000."

        (d) Amendment to Subsection 6.5. Subsection 6.5 of the Loan Agreement is hereby amended by deleting such subsection in its entirety, and inserting in lieu thereof the following:

        "6.5 Restricted Payments. The Company will not, and will not permit any Subsidiary to, directly or indirectly declare, order, pay or make any Restricted Payment or set aside any sum or property therefor if at the time of such proposed action or immediately after giving effect thereto, any Default or Event of Default exists, and unless expressly permitted by this subsection 6.5.

               As used herein, the term "Restricted Payments" means (i) any dividend or other distribution, direct or indirect, on or on account of any shares of any class of stock of the Company now or hereafter outstanding (other than dividends payable exclusively in shares of the Company's preferred stock); (ii) any redemption, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding or of any warrants or rights to purchase any such stock (including, without limitation, the repurchase of any such stock or warrant or any refund of the purchase price thereof in connection with the exercise by the holder thereof of any right of rescission or similar remedies with respect thereto) provided, that payment of the Warrant Purchase Price (as defined in the Levine Subordinated Documents) by Levine in accordance with the provisions of section 2.2 of the Levine Warrant shall not constitute a Restricted



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        Payment; and (iii) any payment in respect of Subordinated Debt
        (including, without limitation, the Levine Subordinated Documents).

               Subject to the foregoing, the Company may: (a) make Restricted Payments in the amount of scheduled (but not accelerated) payments due the Subordinated Lenders under the Subordinated Agreements, (b) make scheduled (but not accelerated) monthly payments of interest to Levine in respect of the Levine Subordinated Debt,(c) make payment in an amount not to exceed $10,000,000 from proceeds of the key man life insurance policy obtained by the Company pursuant to section 8.8 of the Levine Subordinated Agreement, provided that proceeds are applied by Levine in reduction of the outstanding balance of principal of and accrued but unpaid interest on the Levine Note, (d) make scheduled (but not accelerated) "Extension Payments" under and as defined in section 8.21(b) of the Levine Subordinated Agreement, (e) make a payment in an amount not to exceed $3,000,000 to fund the escrow account provided for in section 5(a) of the Levine Note or in section 8.21 of the Levine Subordinated Agreement, provided, that such escrow funds shall not be paid over to Levine prior to payment in full of all obligations of the Company to the Lenders under this Agreement, (f) make scheduled (but not accelerated) payments in an aggregate amount not to exceed $275,000 to pay the "consulting fee" referred to in section 1.4 of the Investor Rights Agreement, together with payments to reimburse Levine for reasonable out-of-pocket expenses incurred in connection with Levine's representative serving on the Company's Board of Directors or any committee thereof, (g) make payments of fees and expenses payable pursuant to section 12.15 of the Levine Subordinated Agreement or section 14 of the Levine Note and (h) make payments (not to exceed $700,000) of the "closing fee" under section 6.8 of the Levine Subordinated Agreement.

               Notwithstanding anything to the contrary in the Levine Subordinated Debt Documents, the Company agrees that, except as expressly set forth above, it will not at any time make any payment of any kind or nature (or set aside any sums therefor), in respect of the Levine Subordinated Debt. For the avoidance of doubt, the Company shall not make any voluntary or involuntary prepayments of the Indebtedness under the Levine Subordinated Documents except (i) from proceeds of the key man life insurance policy in accordance with clause (c) above and the other provisions of this subsection 6.5, and (ii) simultaneously with the final repayment in full in cash of all obligations of the Company to the Lenders under the Loan Agreement and the other Loan Documents, with proceeds of loans under the New Senior Credit Facility (as such term is defined in the Levine Subordinated Agreement)."

        The provisions of this subsection 6.5 are solely for the purpose of defining the relative rights of the Agent and the Lenders on the one hand, and the holders of Subordinated Debt on the other hand, and none of such provisions shall impair, as between the Company and any holder of the Subordinated Debt, the obligations of the Company, which are unconditional and absolute, to pay to such holder all of the Subordinated Debt in accordance with the terms thereof, subject in each instance to the rights of the Agent



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and the Lenders under the provisions of this Agreement and under the subordination provisions of such Subordinated Debt.

        (e) Additional Amendments to Section 6. (i) Section 6 (Negative Covenants) of the Loan Agreement is hereby amended by adding the following subsection 6.17 thereto:


               "6.17 Amendment to Levine Subordinated Documents. The Company will not amend, modify or change (or consent to any such amendment, modification or change) in any of the provisions of the Levine Subordinated Documents if such amendment would: (i) increase the principal amount of any Levine Subordinated Debt, (ii) increase the rate of interest accruing on the Levine Subordinated Debt, (iii) change in any manner the dates upon which any principal or interest payments on the Levine Subordinated Debt are due, (iv) grant any lien or other encumbrance on its assets to secure the Levine Subordinated Debt, or (v) change in any manner, or add, any affirmative or negative covenants, events of default, redemption provisions or subordination provisions of any Levine Subordinated Debt that would adversely affect the rights of the Lenders or otherwise have a material adverse effect on the Company. Solely with respect to the Levine Subordinated Debt, the provisions of this subsection 6.17 shall supersede the provisions of subsection 6.11 above."

                (ii) Section 6.6 (Capital Expenditures) is hereby amended by replacing the number "$3,000,000" appearing therein with the number "$3,250,000" solely for the fiscal year of the Company ending December 31, 1998. The $3,000,000 limitation on Capital Expenditures shall be reinstated commencing with the fiscal year of the Company beginning January 1, 1999, and shall be effective for each fiscal year thereafter during the term of this Agreement.

        (f) Amendment to Subsection 3.30. Subsection 3.30 of the Loan Agreement (Year 2000) is hereby amended by adding the following at the end of such subsection:

               "The Company shall be "Year 2000 Compliant" by December 31, 1999 and at all times thereafter. As used herein, the term "Year 2000 Compliant" means that all software utilized by and material to the business operations and financial condition of the Company are able to interpret and manipulate data on and involving all calender dates correctly and without causing any abnormal ending scenario, including in relation to dates ending in and after the year 2000."

        (g) Amendment to Subsection 8.1. Subsection 8.1 (Events of Default; Acceleration) of the Loan Agreement is hereby amended by adding the following clause (m) thereto:

        "(m) If there shall occur any default or event of default under and as from time to time defined in the Levine Subordinated Documents."



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        (h) Amendments to Section 9. Section 9 of the Loan Agreement is hereby amended by adding the following definitions alphabetically therein:

                "Investor Rights Agreement: shall have the meaning set forth in the definition of Levine Subordinated Documents.

                Levine: means Levine Leichtman Capital Partners II, L.P., a California limited partnership.

                Levine Note: shall have the same meaning set forth in the definition of Levine Subordinated Documents.

                Levine Subordinated Debt: shall mean all Indebtedness of the Company to Levine under the Levine Note (as originally executed) in a principal amount not to exceed $25,000,000.

                Levine Subordinated Agreement: shall mean that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and Levine, as originally executed.

                Levine Subordinated Documents: shall mean, collectively, the Levine Subordinated Agreement, the Senior Subordinated Primary Note of the Company in favor of Levine in the principal amount of $25,000,000 (the "Levine Note"), the Investor Rights Agreement (the "Investor Rights Agreement"), and all other agreements, documents, certificates and instruments executed and delivered in connection with the Levine Subordinated Agreement, in each instance as originally executed."

In addition, the definition of "Subordinated Debt" appearing in section 9 of the Loan Agreement is amended so as to expressly include all Indebtedness of the Company under the Levine Subordinated Documents.

        2. Confirmation of Representations, Warranties, Exhibits and Schedules to the Loan Agreement.

        The Company, by execution of this Second Amendment, certifies to the Agent and each of the Lenders that, after giving effect to the substitution of the Schedules to the Loan Agreement referred to in the last sentence of this section 2, each of the representations and warranties set forth in the Loan Agreement, the Security Documents and the other Loan Documents is true and correct as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, as if fully set forth in this Second Amendment and that, as of the date hereof, no Default or Event of Default has occurred and is continuing under the Loan Agreement, any Security Documents, any other Loan Document or any Eligible Securitization Transaction Document. The Company acknowledges and agrees that this Second Amendment shall become a part of the Loan Agreement and shall be a Loan Document. In connection with the execution of this Second Amendment, the Company has delivered to the Agent certain revised Schedules to the Loan Agreement. The Company hereby requests and authorizes the Agent to substitute such revised Schedules for the corresponding Schedules currently attached to the Loan Agreement.



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        3. Conditions Precedent and (in the case of clause (c) below only)
Subsequent.

        Prior to or concurrently with the execution by the Agent and the Lenders of this Second Amendment, and as a condition to the effectiveness hereof and of the Lenders to make Loans for the account of the Company on and after the date hereof:

        (a) The Company shall have delivered to the Agent and each of the Lenders copies of the fully executed Levine Subordinated Documents, together with such schedules and other information delivered in connection therewith as may be designated by the Lenders;

        (b) This Agreement and all other agreements, instruments and certificates reasonably required by the Lenders in connection herewith and therewith shall have been executed and delivered by each of the parties thereto;

        (c) The Company shall pay all fees and expenses (including attorney's fees) incurred by the Agent in connection with the Loan Agreement and the negotiation, structuring and documentation of the transactions contemplated by this Agreement and the Levine Subordinated Agreement immediately upon receipt of a bill therefor; and

        (d) The Company shall have paid to the Agent (for the ratable benefit of the Lenders, a closing fee in the amount of $200,000 (the "Closing Fee"). The Closing Fee shall be fully earned on the Closing Date, and will not be refunded to the Borrower, in whole in or part, under any circumstances.

        4. Conditions to Lending; Compliance with Loan Documents, etc.

        The Company hereby represents and warrants to the Agent and the Lenders that all of the conditions precedent to lending specified in Section 4 of the Loan Agreement have been and continue to be satisfied as of the date hereof. Without limiting the generality of the foregoing, the Company hereby confirms that (a) the Company is in compliance with all of the terms and provisions set forth in the Loan Agreement, the Security Documents each of the other Loan Documents, as amended hereby, and each of the Eligible Securitization Transaction Documents, on its part to be observed or performed on or prior to the date hereof; (b) without limiting the foregoing, no Default or Event of Default has occurred and is continuing; and (c) since December 31, 1997 there has been no material adverse change in the assets or liabilities or in the financial or other condition of the Company, except as disclosed in the Company's periodic filings with the SEC.

        5. No Novation; Effect; Ratification and Acknowledgment of Security Documents; Counterparts; Governing Law.

        Except to the extent specifically amended hereby, the Loan Agreement, the Notes, each of the Security Documents and all other Loan Documents shall be unaffected hereby and shall remain in full force and effect. The Company hereby acknowledges, confirms and ratifies its obligations under the Loan Agreement, the Notes, each of the Security Documents and all other Loan



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Documents. This Second Amendment may be executed in any number of counterparts, and by the different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, but all the counterparts shall together constitute one instrument. This Second Amendment shall be governed by the internal laws of The Commonwealth of Massachusetts (without reference to conflicts of law principals) and shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns. The Company shall pay all reasonable out-of-pocket expenses of the Agent in connection with the preparation, execution and delivery of this Second Amendment.



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        IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment Agreement as a sealed instrument as of the date first above written.


                                            CONSUMER PORTFOLIO SERVICES, INC.





                                            By:
                                               ---------------------------------
                                                                         (Title)



                                            STATE STREET BANK AND TRUST COMPANY,
                                            INDIVIDUALLY AND AS AGENT



                                            By:
                                               ---------------------------------
                                                                         (Title)



                                            THE STRUCTURED FINANCE HIGH YIELD
                                            FUND, LLC



                                            By:
                                               ---------------------------------
                                                                         (Title)


                                            THE PRUDENTIAL INSURANCE
                                            COMPANY OF AMERICA


                                            By:
                                               ---------------------------------
                                                                         (Title)



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